Exhibit 10.9

FIRST AMENDMENT TO SUBLEASE AGREEMENT

This First Amendment to Lease Agreement (the “First Amendment”) is made and entered into this 17th day of September 2002, by and between Perclose, Inc., a Delaware corporation (“Sublessor”) and FoxHollow Technologies, Inc., a Delaware corporation (“Sublessee”).

RECITALS

A.	Sublessor and Sublessee are parties to that certain Sublease Agreement dated June 30, 2000, as amended by that certain letter agreement dated November 5, 2001 by and between the Sublessor and Sublessee (together, the “Sublease”). Pursuant to the Sublease, Sublessor has subleased to Sublessee space currently containing approximately 10,650 rentable square feet located at 300 Saginaw Drive, Redwood City, California (“Original Premises”) in the project commonly known as Seaport Centre Three (West) which is a part of the development commonly known as Seaport Centre.

B.	Sublessee has requested that additional space containing approximately 8,833 rentable square feet also located at 300 Saginaw Drive, Redwood City, California as shown on Exhibit A-1 hereto (the “Expansion Space”) be added to the Original Premises and that the Sublease be appropriately amended and Sublessor is willing to do the same on the following terms and conditions.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Sublessor and Sublessee agree as follows:

A.	The above-mentioned recitals are in all respects true and accurate and are incorporated herein by reference.

B.	The capitalized terms contained in this First Amendment, if not defined herein, shall have the same meanings as contained in the Sublease.

C.	The Term of this Sublease shall be extended through the earlier to occur of (i) three (3) years after the date (the “Expansion Effective Date”) upon which Sublessor provides possession of the Expansion Space to Sublessee or (ii) December 31, 2005 (the “New Termination Date”).

D.	Commencing on July 1, 2002 and continuing through the New Termination Date, all references to Base Rent for the Term of this Sublease shall be governed by this First Amendment. The Base Rent for each and every year of the Term commencing on July 1, 2002 shall be One and 75/100 Dollars ($1.75) per rentable square foot per month in advance on the first day of each month of the Term. The rent set out in this paragraph shall be subject to Additional Rent.

E.	Sublessee shall be responsible for separately metering and directly paying to the appropriate company for any and all utilities or other services, including, without limitation, electricity, natural gas, and water, which can be separately metered through the appropriate utility companies (collectively, the “Metered Utilities”). Notwithstanding the foregoing, Sublessee shall continue to be responsible to directly pay and reimburse Sublessor, as Additional Rent, for any utilities and services for which Sublessee is responsible in accordance with the Sublease and First Amendment, but which cannot be separately metered. Sublessor shall have the final decision, in Sublessor’s reasonable discretion, as to whether a particular utility or service can be separately metered.

F.	Notwithstanding any contrary terms or conditions in the Sublease, the Expansion Effective Date and possession of the Expansion Space by Sublessee shall be conclusively determined by Sublessor’s delivery to Sublessee, via facsimile, of the Commencement Date Notice, attached hereto as Exhibit B and incorporated herein by reference. On the Expansion Effective Date, the Premises, as defined in the Sublease, shall be increased from 10,650 rentable square feet to 19,483 rentable square feet by the addition of the Expansion Space. From and after the Expansion Effective Date, the Original Premises and the Expansion Space, collectively, shall be deemed the Premises, as defined in the Sublease. The term for the Expansion Space (“Expansion Space Term”) shall commence on the Expansion Effective Date and end on the New Termination Date. The Expansion Space is subject to all the terms and conditions of the Sublease except as expressly modified herein.

G.	Sublessee acknowledges that Sublessee has had the opportunity to inspect the Expansion Space and by taking possession of the Expansion Space accepts it in its “as-is, where-is” condition.

H.	Sublessee represents and warrants to the best of Sublessee’s knowledge that the Sublease is in full force and effect, that no uncured default, event of default, or breach by Sublessor exists under the Sublease, and that no facts or circumstances exist that, with the passage of time, will or could constitute a default, event of default, or breach under the Sublease.

I.	This First Amendment, including the attached Exhibit A-1 and Exhibit B which are hereby incorporated into and made a part of this First Amendment, sets forth the entire agreement between the parties with respect to the matters set forth herein.

J.	Except as herein modified or amended, the provisions, conditions and terms of the Sublease shall remain unchanged and in full force and effect.

K.	In the case of any inconsistency between the provisions of the Sublease and this First Amendment, the provisions of this First Amendment shall govern and control.

L.	Submission of this First Amendment by Sublessor is not an offer to enter into this First Amendment but rather is a solicitation for such an offer by Sublessee. Sublessor shall not be bound by this First Amendment until Sublessor has executed and delivered the same to Sublessee.

M.	Sublessee hereby represents to Sublessor that Sublessee has dealt with no broker in connection with this First Amendment. Sublessee agrees to indemnify and hold Sublessor, its trustees, members, principals, beneficiaries, partners, officers, directors, employees, mortgagee(s) and agents, and the respective principals and members of any such agents (collectively, the “Sublessor Related Parties”) harmless from all claims of any brokers claiming to have represented Sublessee in connection with this First Amendment. Sublessor hereby represents to Sublessee that Sublessor has dealt with no broker in connection with this First Amendment. Sublessor agrees to indemnify and hold Sublessee, its trustees, members, principals, beneficiaries, partners, officers, directors, employees, and agents, and the respective principals and members of any such agents (collectively, the “Sublessee Related Parties”) harmless from all claims of any brokers claiming to have represented Sublessor in connection with this First Amendment.

N.	Notwithstanding any terms or conditions contained to the contrary herein or in the Sublease, in the event that the Expansion Effective Date is December 1, 2002 or later, then Sublessor shall not charge Sublessee for Base Rent on the Premises from December 1, 2002 until the Expansion Effective Date; however Sublessee shall still be required to pay Additional Rent to Sublessor during such period of time. For example, if the Expansion Effective Date is December 15, 2002, then Sublessee shall not pay Base Rent on the Premises for the time period from December 1, 2002 until December 15, 2002, but Sublessee shall pay Additional Rent to Sublessor during this time period.

O.	Notwithstanding anything to the contrary contained in the Sublease or this First Amendment, Sublessee acknowledges and agrees that the time period in which Sublessee had a right in Section 5 of the Sublease to cancel the Sublease has passed and Sublessee no longer has a right to cancel the Sublease in accordance with such Section.

P.	Prior to the Expansion Effective Date, Sublessor agrees to permit Sublessee to have limited possession and use (“Limited Possession”) of portions of the Expansion Space when such portions, in Sublessor’s sole discretion, are available and will not interfere with Sublessor’s construction work on and in the Expansion Space. Limited Possession shall mean limited access and possession of such portions of the Expansion Space for the temporary storage of Sublessee’s personal property and equipment to be used in the Expansion Space. Sublessor shall notify Sublessee in writing when portions of the Expansion Space are available for Limited Possession. In the event that the Expansion Effective Date occurs after January 20, 2003, then Sublessor shall use its best efforts to find alterative space for Sublessor’s employees and equipment so that Sublessor can convey possession of the Expansion Space to Sublessee by February 28, 2003.

Q.	This First Amendment may be executed in counterparts and shall constitute an agreement binding on all parties notwithstanding that all parties are not signatories to the original or the same counterpart provided that all parties are furnished a copy or copies thereof reflecting the signature of all parties.

IN WITNESS WHEREOF, Sublessor and Sublessee have duly executed this First as of the day and year first above written.

SUBLESSOR:

PERCLOSE, INC., a Delaware corporation

By:	/s/ Robert Hance
Name:	Robert Hance
Title:	Vice President

SUBLESSEE:

FoxHollow Technologies, Inc., a(n) Delaware corporation

By:	/s/ Matthew Ferguson
Name:	Matthew Ferguson
Title:	VP, Finance

LANDLORD CONSENT TO FIRST AMENDMENT TO SUBLEASE

THIS LANDLORD CONSENT TO FIRST AMENDMENT TO SUBLEASE (the “Consent Agreement”) is entered into as of the             day of                     , 2002, by and among EOP-SEAPORT CENTRE, L.L.C., a Delaware limited liability company (“Landlord”), PERCLOSE, INC., a Delaware corporation (“Sublandlord”), and FOXHOLLOW TECHNOLOGIES, INC., a Delaware corporation (“Subtenant”).

RECITALS:

A.	Landlord (as successor in interest to Seaport Centre Associates, LLC, a California limited liability company), as landlord, and Sublandlord, as tenant, are parties to that certain lease agreement dated April 16, 1998, as amended by instruments dated March 26, 1999, March 30, 1999, July 19, 2000 and July 21,2000 (collectively, the “Lease”) pursuant to which Landlord has leased to Sublandlord certain premises containing approximately 80,324 rentable square feet (the “Premises”) consisting of approximately (i) 60,841 rentable square feet in the building commonly known as Building 25 of the project known as Seaport Centre West located at 400 Saginaw Drive, Redwood City, California; and (ii) 19,483 rentable square feet in the building commonly known as Building 26 of the project known as Seaport Centre West located at 300 Saginaw Drive, Redwood City, California (the “Building”).

B.	Pursuant to the terms of that certain Landlord Consent to Sublease dated July 21, 2000, Landlord granted its consent to that certain sublease agreement dated June 30, 2000 (the “Sublease”), made by and between Sublandlord, as sublandlord, and Subtenant, as subtenant, for certain premises described as follows: approximately 10,650 rentable square feet in the Building (the “Sublet Premises”), constituting a part of the Premises.

C.	Sublandlord and Subtenant have entered into (or are about to enter into) that certain first amendment to the Sublease dated , 2002 attached hereto as Exhibit A (the “First Amendment to Sublease”) pursuant to which Sublandlord has agreed to (i) expand the Sublet Premises by approximately 8,833 rentable square feet in the Building so that as of the effective date of the First Amendment to Sublease the Sublet Premises shall be approximately 19,483 rentable square feet in the Building; and (ii) extend the term of the Sublease by 52 months and 17 days to November 30, 2005.

D.	Sublandlord and Subtenant have requested Landlord’s consent to the First Amendment to Sublease.

E.	Landlord has agreed to give such consent upon the terms and conditions contained in this Consent Agreement.

NOW THEREFORE, in consideration of the foregoing preambles which by this reference are incorporated herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord hereby consents to the First Amendment to Sublease subject to the following terms and conditions, all of which are hereby acknowledged and agreed to by Sublandlord and Subtenant:

1.	First Amendment to Sublease. Sublandlord and Subtenant hereby represent that a true and complete copy of the First Amendment to Sublease is attached hereto and made a part hereof as Exhibit A, and Sublandlord and Subtenant agree that the First Amendment to Sublease shall not be materially modified without Landlord’s prior written consent, which consent shall not be unreasonably withheld.

2.	Representations. Sublandlord hereby represents and warrants that Sublandlord (i) has full power and authority to sublease the Sublet Premises to Subtenant, (ii) has not transferred or conveyed its interest in the Lease to any person or entity collaterally or otherwise, except for the Sublease, and (iii) has full power and authority to enter into the First Amendment to Sublease and this Consent Agreement. Subtenant hereby represents and warrants that Subtenant has full power and authority to enter into the First Amendment to Sublease and this Consent Agreement.

3.	Indemnity and Insurance. Subtenant hereby assumes, with respect to Landlord, all of the indemnity and insurance obligations of the Sublandlord under the Lease with respect to the Sublet Premises, provided that the foregoing shall not be construed as relieving or releasing Sublandlord from any such obligations.

4.	No Release. Nothing contained in the First Amendment to Sublease or this Consent Agreement shall be construed as relieving or releasing Sublandlord from any of its obligations under the Lease or the Sublease, it being expressly understood and agreed that Sublandlord shall remain liable for such obligations notwithstanding anything contained in the Sublease, the First Amendment to Sublease or this Consent Agreement or any subsequent assignment(s), sublease(s) or transfer(s) of the interest of the tenant under the Lease. Sublandlord shall be responsible for the collection of ail rent due it from Subtenant, and for the performance of all the other terms and conditions of the Sublease (as modified by the First Amendment to Sublease), it being understood that Landlord is not a party to the Sublease or the First Amendment to Sublease and, notwithstanding anything to the contrary contained in the Sublease or the First Amendment to Sublease, is not bound by any terms, provisions, representations or warranties contained in the Sublease and the First Amendment to Sublease and is not obligated to Sublandlord or Subtenant for any of the duties and obligations contained therein.

5.	Administrative Fee. Upon Sublandlord’s execution and delivery of this Consent Agreement, Sublandlord shall pay to Landlord the sum of $750.00 in consideration for Landlord’s review of the First Amendment to Sublease and the preparation and delivery of this Consent Agreement.

6.	No Transfer. Subtenant shall not further sublease the Sublet Premises, assign its interest as the Subtenant under the Sublease (as modified by the First Amendment to Sublease) or otherwise transfer its interest in the Sublet Premises or the Sublease (as modified by the First Amendment to Sublease) to any person or entity without the written consent of Landlord, which Landlord may withhold in its sole discretion, except as permitted in accordance with the assignment and sublease provisions in the Lease.

7.	Lease. The parties agree that the Sublease (as modified by the First Amendment to Sublease) is subject and subordinate to the terms of the Lease. In no event shall the Sublease (as modified by the First Amendment to Sublease) or this Consent Agreement be construed as granting or conferring upon the Sublandlord or the Subtenant any greater rights than those contained in the Lease nor shall there be any diminution of the rights and privileges of Landlord under the Lease, nor shall the Lease be deemed modified in any respect. Without limiting the scope of the preceding sentence, any construction or alterations performed in or to the Sublet Premises shall be performed with Landlord’s prior written approval and in accordance with the terms and conditions of the Lease, except as permitted without Landlord’s consent in accordance with the terms of the Lease. It is hereby acknowledged and agreed that any provisions in the Sublease (as modified by the First Amendment to Sublease) which limit the manner in which Sublandlord may amend the Lease are binding only upon Sublandlord and Subtenant as between such parties. Landlord shall not be bound in any manner by such provisions and may rely upon Sublandlord’s execution of any agreements amending or terminating the Lease subsequent to the date hereof notwithstanding any contrary provisions in the Sublease or the First Amendment to Sublease.

8.	Parking and Services. Any parking rights granted to Subtenant pursuant to the Sublease and the First Amendment to Sublease shall be satisfied out of the parking rights, if any, granted to Sublandlord under the Lease. Upon prior written consent from Sublandlord to Subtenant, Sublandlord hereby authorizes Subtenant, as agent for Sublandlord, to obtain services and materials for or related to the Sublet Premises, and Sublandlord agrees to pay for such services and materials as additional Rent under the Lease upon written demand from Landlord. However, as a convenience to Sublandlord, Landlord may bill Subtenant directly for such services and materials, or any portion thereof, in which event Subtenant shall pay for the services and materials so billed upon written demand, provided that such billing shall not relieve Sublandlord from its primary obligation to pay for such services and materials.

9.	Attornment. If the Lease or Sublandlord’s right to possession thereunder terminates for any reason prior to expiration of the Sublease (as modified by the First Amendment to Sublease), Subtenant agrees to attorn to Landlord upon the then executory terms and conditions of the Sublease (as modified by the First Amendment to Sublease) for the remainder of the term of the Sublease (as modified by the First Amendment to Sublease) and Landlord agrees not to disturb Subtenant, provided Subtenant is not in default under the terms of the Sublease (as modified by the First

Amendment to Sublease) so that the Sublease and the First Amendment to Sublease shall continue in full force and effect as a direct lease between Landlord or Landlord’s successor and Subtenant upon all of the terms, conditions and covenants set forth in the Sublease and First Amendment to Sublease. In the event of such attornment, Landlord will not be (a) liable for any Rent paid by Subtenant to Sublandlord more than one month in advance, or any security deposit paid by Subtenant to Sublandlord, unless same has been transferred to Landlord by Sublandlord; (b) liable for any act or omission of Sublandlord under the Lease, the Sublease, the First Amendment to Sublease or any other agreement between Sublandlord and Subtenant or for any default of Sublandlord under any such documents which occurred prior to the effective date of the attornment; (c) subject to any defenses or offsets that Subtenant may have against Sublandlord which arose prior to the effective date of the attornment; or (d) bound by any material changes or modifications made to the Sublease or the First Amendment to Sublease without the written consent of Landlord. The terms of this Section 9 supercede any contrary provisions in the Sublease and the First Amendment to Sublease.

10.	Payments Under the First Amendment to Sublease. If at any time Sublandlord is in default under the terms of the Lease, and the time period for the applicable cure periods have expired, Landlord shall have the right to contact Subtenant and require Subtenant to pay all Rent due under the Sublease (as modified by the First Amendment to Sublease) directly to Landlord until such time as Sublandlord has cured such default. Subtenant agrees to pay such sums directly to Landlord if requested by Landlord, and Sublandlord agrees that any such sums paid by Subtenant shall be deemed applied against any sums owed by Subtenant under the Sublease (as modified by the First Amendment to Sublease). Any such sums received by Landlord from Subtenant shall be received by Landlord on behalf of Sublandlord and shall be applied by Landlord to any sums past due under the Lease, in such order of priority as required under the Lease or, if the Lease is silent in such regard, then in such order of priority as Landlord deems appropriate. The receipt of such funds by Landlord shall in no manner be deemed to create a direct lease or sublease between Landlord and Subtenant. If Subtenant fails to deliver its Sublease payments directly to Landlord as required herein following receipt of written notice from Landlord as described above, then Landlord shall have the right to remove any signage of Subtenant, at Subtenant’s cost, located outside the Premises or in the Building lobby or elsewhere in the Building and to pursue any other rights or remedies available to Landlord at law or in equity.

11.	Excess Rent. If Landlord is entitled to any excess rent (defined below) from Sublandlord pursuant to the terms of the Lease, then, in addition to all Rent otherwise payable by Sublandlord to Landlord under the Lease and Sublease, Sublandlord shall also pay to Landlord the portion of the excess rent to which Landlord is entitled under the Lease, in the manner described in the Lease. As used herein, the “excess rent” shall be deemed to mean any payments from Subtenant under the Sublease (as modified by the First Amendment to Sublease) which exceed the payments payable by Sublandlord to Landlord under the Lease for the Sublet Premises. Landlord’s failure to bill Sublandlord for, or to otherwise collect, such sums shall in no manner be deemed a waiver by Landlord of its right to collect such sums in accordance with the Lease.

12.	Sublandlord Notice Address. If Sublandlord is subleasing the entire Premises or otherwise vacating the Premises, Sublandlord’s new address for notices to Sublandlord under the Lease shall be as follows: ; and if no address is filled in at the preceding blank (or if a post office box address is used for the preceding blank), then Landlord may continue to send notices to Sublandlord at the address(es) provided in, and in accordance with the terms of, the Lease.

13.	Authority. Each signatory of this Consent Agreement represents hereby that he or she has the authority to execute and deliver the same on behalf of the party hereto for which such signatory is acting.

14.	Counterparts. This Consent Agreement may be executed in counterparts and shall constitute an agreement binding on all parties notwithstanding that all parties are not signatories to the original or the same counterpart provided that all parties are furnished a copy or copies thereof reflecting the signature of all parties.

IN WITNESS WHEREOF, Landlord, Sublandlord and Subtenant have executed this Consent Agreement as of the date set forth above.

LANDLORD:

EOP-SEAPORT CENTRE, L.L.C., a Delaware limited liability company

By:	EOP Operating Limited Partnership, a Delaware limited partnership, its sole member

	By:	Equity Office Properties Trust, a Maryland real estate investment trust, its general partner

By:________________________________________________

Name:_____________________________________________

Title:_____________________________________________

SUBLANDLORD:

PERCLOSE, INC., a Delaware corporation

By:	/s/ Robert Hance
Name:	Robert Hance
Title:	Vice President

By:
Name:
Title:

SUBTENANT:

FOXHOLLOW TECHNOLOGIES, INC., a Delaware corporation

By:	/s/ Matthew Fergerson
Name:	Matthew Fergerson
Title:	VP Finance

By:
Name:
Title:

EXHIBIT A-1

OUTLINE AND LOCATION OF EXPANSION SPACE

EXHIBIT “B”

COMMENCEMENT DATE NOTICE

Pursuant to Paragraph E. of the First Amendment to the Sublease Agreement dated June 30, 2000 by and between Perclose, Inc. (“Sublessor”) and FoxHollow Technologies, Inc., (“Sublessee”), by this notice Sublessor notifies Sublessee that the Expansion Effective Date shall be                    . The provisions of this Commencement Date Notice, do not and are not intended to void or modify any other provision(s) of the Sublease Agreement or First Amendment to the Sublease Agreement other than those specifically addressed and agreed to herein, and any construction to the contrary is expressly denied and negated.

Sublessor:

By:
Name:
Title:
Date:

EXHIBIT A

FIRST AMENDMENT TO SUBLEASE